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                                                                   Exhibit 23(j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 24, 1999, relating to the financial statements and financial highlights of Morgan Grenfell Micro Cap Fund and our report dated December 20, 1999, relating to the financial statements and financial highlights of Morgan Grenfell Investment Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
February 25, 2000